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                                                                   Exhibit 10.24


                                                                     Facility II
                                                     ERT Development Corporation

                                    GUARANTY

            GUARANTY (as the same may be amended, supplemented or otherwise modified from time to time, this "GUARANTY"), dated as of October 22, 2001, by and between ERT DEVELOPMENT CORPORATION, a Delaware corporation (the "SUBSIDIARY GUARANTOR"), and THE BANK OF NEW YORK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") on behalf of the Lenders under and as defined in the Credit Agreement (hereinafter defined).

                                    RECITALS

      I. Reference is made to the Credit Agreement, dated as of November 17, 1999, by and among NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation (the "BORROWER"), the Lenders party thereto, the Administrative Agent, BANK ONE, NA, as a Co-Documentation Agent, and BANKBOSTON, N.A. (n/k/a Fleet National
Bank), as a Co-Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

      II. The Subsidiary Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Guaranty.

      Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor, the Borrower and the Administrative Agent hereby agree as follows:

      1.    DEFINED TERMS

            (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

            (b) When used in this Guaranty, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                  "BORROWER OBLIGATIONS" means all present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise of the Borrower to the Administrative Agent, the Co-Documentation Agents, the Swingline Lender, the Lenders and the Issuing Bank,
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including, without limitation, all obligations under (i) the Credit Agreement,
(ii) the Notes and (iii) all other Loan Documents.

                  "GUARANTOR OBLIGATIONS" means, with respect to the Subsidiary Guarantor, all of the obligations and liabilities of the Subsidiary Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

      2.    GUARANTEE

            (a) Subject to Section 2(b), the Subsidiary Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. The agreements of the Subsidiary Guarantor in this Guaranty constitute a guarantee of payment, and no Credit Party shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Guaranty. The Administrative Agent may, at its option, proceed against the Subsidiary Guarantor in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if any Credit Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, such Credit Party shall be entitled to receive hereunder from the Subsidiary Guarantor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

            (b) Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of the obligations of the Subsidiary Guarantor hereunder shall not, as of any date of determination, exceed the lesser of the greatest amount that is valid and enforceable against the Subsidiary Guarantor under principles of New York State contract law and the greatest amount that would not render the Subsidiary Guarantor's liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of the Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liability (A) in respect of intercompany indebtedness to the Borrower or any Affiliate or


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Subsidiary of the Borrower, to the extent that such intercompany indebtedness would be discharged to the extent payment is made by the Subsidiary Guarantor hereunder, and (B) under any guarantee of (1) senior unsecured indebtedness or
(2) indebtedness subordinated in right of payment to any Borrower Obligation, in either case which contains a limitation as to maximum liability similar to that set forth in this Section 2(b) and pursuant to which the liability of the Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum liability) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of the Subsidiary Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among the Subsidiary Guarantor and other Affiliates or Subsidiaries of the Borrower of obligations arising under guarantees by such parties.

            (c) The Subsidiary Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum aggregate amount of the obligations of the Subsidiary Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Credit Party hereunder.

      3.    ABSOLUTE OBLIGATION

            The Subsidiary Guarantor shall not be released from liability hereunder unless and until the Commitments and Swingline Commitment have terminated and no Letters of Credit remain outstanding and either (i) the Borrower shall have paid in full the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, and all other amounts then due and owing under the Loan Documents, or (ii) the Guarantor Obligations of the Subsidiary Guarantor shall have been paid in full in cash. The Subsidiary Guarantor acknowledges and agrees that (a) no Credit Party has made any representation or warranty to the Subsidiary Guarantor with respect to the Borrower, any of its Subsidiaries, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (b) the Subsidiary Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of
(A) the validity or enforceability of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or the release, exchange, substitution or loss or


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impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by any Credit Party to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by any Credit Party, (F) the existence, validity or enforceability of any other guarantee with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of any Credit Party in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations),
(K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to any Credit Party, (N) any amendment or modification of, or supplement to, any Loan Document, or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of the Subsidiary Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

      4.    REPRESENTATIONS AND WARRANTIES

            The Subsidiary Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

      5.    NOTICES


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            Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be given in the manner set forth in
Section 11.2 of the Credit Agreement (i) in the case of the Administrative Agent, to the address set forth in Section 11.2 of the Credit Agreement, (ii) in the case of the Subsidiary Guarantor, to the address set forth next to its signature hereto, or (iii) in the case of each party hereto, to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto.

      6.    EXPENSES

            The Subsidiary Guarantor agrees that it shall, promptly after demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which any Credit Party may pay or incur defending, protecting or enforcing this Guaranty (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

      7.    REPAYMENT IN BANKRUPTCY, ETC.

            If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, any Credit Party shall be required to repay any amounts previously paid by or on behalf of the Borrower or the Subsidiary Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Subsidiary Guarantor unconditionally agrees to pay to the Administrative Agent, within 10 days after demand, a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by such Credit Party to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

      8.    MISCELLANEOUS

            (a) Except as otherwise expressly provided in this Guaranty, the Subsidiary Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guaranty, the other Loan Documents and the Borrower Obligations, notice of acceptance of this Guaranty and reliance hereupon by any


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Credit Party, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

            (b) The Subsidiary Guarantor is not relying upon any Credit Party to provide to the Subsidiary Guarantor any information concerning the Borrower or any of its Subsidiaries, and the Subsidiary Guarantor has made arrangements satisfactory to the Subsidiary Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as the Subsidiary Guarantor may desire.

            (c) The Subsidiary Guarantor agrees that any statement of account with respect to the Borrower Obligations from any Credit Party to the Borrower which binds the Borrower shall also be binding upon the Subsidiary Guarantor, and that copies of said statements of account maintained in the regular course of or such Credit Party's business may be used in evidence against the Subsidiary Guarantor in order to establish its Guarantor Obligations.

            (d) The Subsidiary Guarantor acknowledges that it has received a copy of the Loan Documents and has approved of the same. In addition, the Subsidiary Guarantor acknowledges having read each Loan Document and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Guaranty.

            (e) This Guaranty shall be binding upon the Subsidiary Guarantor and its successors and inure to the benefit of, and be enforceable by the Administrative Agent, Lenders and their respective successors, transferees and assigns. The Subsidiary Guarantor may not assign any right, or delegate any duty, it may have under this Guaranty.

            (f) Subject to the limitations set forth in Section 2(b), the Guarantor Obligations shall be joint and several.

            (g) This Guaranty is the "Guaranty" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the parties hereto acknowledges and agrees that the following are made applicable to this Guaranty and all such provisions are incorporated by reference herein as if fully set forth herein, including Sections 1 (Definitions), 2.13 (Taxes; Net Payments), 9.1 (Events of Default),
11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.5 (Payment of Expenses and Taxes), 11.7 (Successors and Assigns), 11.9 (Counterparts), 11.12 (Indemnity), 11.13 (Governing Law), 11.14 (Headings Descriptive), 11.15 (Severability), 11.16


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(Integration), 11.17 Consent to Jurisdiction), 11.18 (Service of Process), 11.19
(No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY).

            (h) The Subsidiary Guarantor agrees that (i) the execution and delivery of a Guaranty by any Required Additional Guarantor after the date hereof shall not affect the obligations of the Subsidiary Guarantor hereunder, and (ii) the Subsidiary Guarantor, each such Required Additional Guarantor and each other guarantor under a Guaranty shall, subject to Section 2(b), be jointly and severally liable for all of the Borrower Obligations.

            (i) The undersigned Subsidiary Guarantor is a Required Additional Guarantor and acknowledges and agrees that it is executing this Guaranty in accordance with the requirements of the Credit Agreement in order to induce the Credit Parties to make additional Loans and/or issue additional Letters of Credit and as consideration for Loans and Letters of Credit previously made or issued. The undersigned Subsidiary Guarantor agrees that, subject to Section 2(b), it is jointly and severally liable with all other Subsidiaries who have previously executed and delivered a Guaranty pursuant to the Credit Agreement for all of the Borrower Obligations.


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      IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Subsidiary Guarantee to be duly executed on its behalf.

                                              ERT DEVELOPMENT CORPORATION


                                              By: /s/ Steven F. Siegel
                                                  ------------------------------
                                                  Steven F. Siegel
                                                  Sernior Vice President


                                              Address for Notices:

                                                  1120 Avenue of the Americas
                                                  New York, New York 10036
                                                  Attention:John B. Roche
                                                  Telephone:(212) 869-3000
                                                  Telecopy: (212) 302-4776


                                              THE BANK OF NEW YORK, as
                                              Administrative Agent

                                              By: /s/ Frederick Laudisi
                                                  ------------------------------
                                                  Frederick Laudisi
                                                  Vice President


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